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NEWS RELEASE                                                 [FLAG TELECOM LOGO]

MEDIA                                       INVESTORS
FLAG Telecom                                FLAG Telecom
Ben Banta (+44 20 7478 9745)                Catherine Nash (+44 20 7317 0894)
bbanta@flagtelecom.com                      cnash@flagtelecom.com

Porter Novelli (Asia, Middle East, Europe)  Sloane & Company
Emma Greig (+44 20 7853 2224)               Charles Southworth (+1 212 446 1892)

Sloane & Company (USA)
Dan O'Connor (+1 212 446 1865)


           ADNAN OMAR APPOINTED PRESIDENT OF FLAG DEVELOPMENT COMPANY


Bermuda, 23 January 2002 - FLAG Telecom (Nasdaq: FTHL; LSE: FTL), a leading global network services provider and independent carriers' carrier, today announced that its current board member, Mr. Adnan Omar, will assume further responsibilities as President of FLAG Telecom Development Services Company LLC
(FDC) and Special Advisor on global operations to the Chairman and Chief Executive Officer Andres Bande. In this capacity, Mr. Omar will support the expansion of FLAG Telecom's services in all FLAG Telecom regions.

FDC was established by FLAG Telecom in August 2000 to support further development of its network and services in specific markets. The company will focus its efforts on the formation of partnerships or strategic alliances as a means of expanding its activities in existing markets or for growth into new markets.

Andres Bande said, "Adnan Omar brings solid experience in global construction and development together with eight years of unique experience as FLAG Telecom's longest serving member of the Board of Directors."

"FLAG Telecom has a good reputation in the industry," said Mr. Omar, "and its global network strategy is both prudent and far-sighted. I look forward to helping bring this strategy to reality."

Mr. Omar is an Executive Director of Al-Jazirah Holding Company, which is fully owned by Dallah Al Baraka Group. He also serves on the Board of Directors of BASAFOJAGU Co, Al-Sham Shipping Co. Syria, Dallah Transport Co. Saudi Arabia and Dallah Lebanon Tourism & Transport Co. Before joining Dallah Al Baraka Group,


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Mr. Omar spent more than 12 years in construction management and in the planning of large infrastructure projects. He received a Bachelor of Science degree in Civil Engineering from Southampton University in the United Kingdom.

Mr. Omar will remain on the board of FLAG Telecom as an executive officer and his replacement as Dallah Al Baraka's designated director will be announced shortly.

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ABOUT FLAG TELECOM
FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are: Verizon Communications Inc., Dallah Albaraka Group and Tyco International Ltd. Recent news releases and information are on FLAG Telecom's website at: www.flagtelecom.com


FORWARD LOOKING STATEMENT
Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those statements relating to the further development of its network and services in specific markets, its efforts to form partnerships and strategic alliances and its global network strategy. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.